UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 16, 2013

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34259	30-0513080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 16, 2013, Willbros United States Holdings, Inc., a Delaware corporation (“WUSH”), Willbros Group, Inc., a Delaware corporation and the parent company of WUSH (the “Company”), and Robert R. Harl, President and Chief Executive Officer of each of WUSH and the Company, entered into Amendment No. 1 to Employment Agreement (the “Amendment”) to the employment agreement dated September 20, 2010 (the “Original Employment Agreement”). The term of the Original Employment Agreement was three years, commencing on January 1, 2011, and ending on January 2, 2014 (the “Employment Period”), but provided that the Employment Period may be extended for up to two additional one-year terms. The Amendment extends the Employment Period by one-year so that it will expire on January 2, 2015.

The Original Employment Agreement provided that Mr. Harl may also be granted performance-based long-term incentive compensation, with a target annual long-term incentive award for each of calendar years 2011, 2012 and 2013 of $4 million and a maximum annual long-term incentive award of $8 million. The Amendment reduces Mr. Harl’s long-term incentive opportunity for 2013. The target award for 2013 is $3 million and the maximum opportunity is $6 million. In 2014, the target and maximum long-term incentive award revert to $4 million and $8 million, respectively. Under the Original Employment Agreement, 50 percent of the award is based on the Company’s relative total shareholder return (“TSR”) and the performance period for each long-term incentive award is the calendar year in which the award is granted. Under the Amendment, the performance period for the TSR component of the long-term incentive award for 2013 will be January 1, 2012 through December 31, 2013 and the performance period for the TSR component of the long-term incentive award for 2014 will be January 1, 2012 through December 31, 2014. If earned, the annual long-term incentive awards will vest in three equal annual installments beginning on March 26, 2013, with respect to the 2012 award, March 15, 2014, with respect to the 2013 award and March 15, 2015 with respect to the 2014 award. If Mr. Harl voluntarily resigns prior to January 1, 2015, he will forfeit any unvested portion of his prior long-term incentive awards.

The Amendment provides that Mr. Harl will be entitled to an additional award of up to $1 million in 2014, for identification and recruitment of a successor CEO (the “Succession Award”), if on any date between July 1, 2014 and December 31, 2014, the Company’s Board of Directors certifies that an appropriate successor to Mr. Harl has been identified by Mr. Harl and accepted by the Board. If earned, the Succession Award will be payable solely in shares of Willbros common stock in the form of a stock award under the Company’s 2010 Stock and Incentive Compensation Plan that will be fully vested on the certification date. Although fully vested, the shares received by Mr. Harl pursuant to the Succession Award (the “Succession Shares”), will be subject to transfer restrictions. Prior to the first anniversary of the certification date, Mr. Harl will be permitted to transfer a number of shares which, when combined with all previous transfers of Succession Shares, does not exceed one-third of the Succession Shares. Between the first anniversary of the certification date and the second anniversary, Mr. Harl will be permitted to transfer a number of Succession Shares which, when combined will all previous transfers of Succession Shares, does not exceed two-thirds of the Succession Shares. After the second anniversary of the certification date, there will be no further restrictions on transfers of the Succession Shares.

A copy of the Amendment is filed herewith as Exhibit 10 and incorporated by reference into this Item 5.02(e) as though fully set forth herein. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10	Amendment No. 1 dated April 16, 2013, to Employment Agreement dated September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: April 18, 2013	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Amendment No. 1 dated April 16, 2013, to Employment Agreement dated September 20, 2010.

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